Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 17, 2021 with respect to the consolidated financial statements of Macquarie Infrastructure Corporation, and the effectiveness of internal control over financial reporting, incorporated by reference herein.

/s/ KPMG LLP

Dallas, Texas

September 22, 2021